EXHIBIT 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP

          After the stock split of the Company described in Note 15 to the Company's Financial Statements is effected, we expect to be in a position to render the following consent.


                                              /s/ ARTHUR ANDERSEN LLP

New York, New York
July 17, 1997


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Children's Place Retail Stores, Inc.:

As independent public accountants, we hereby consent to the use of our report dated _______, 1997 (and to all references to our Firm) included in or made a part of this Registration Statement on Form S-1.


New York, New York
_________, 1997